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                                                                      Exhibit 15

May 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that MICROS Systems, Inc. has incorporated by reference our report dated May 14, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Forms S-8 (No. 333-17725, No. 333-05125, No. 33-69782, No.
33-44481 and No. 33-33535). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

PRICE WATERHOUSE LLP





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